                        American Technology Corporation


                                    Form S-8


                                  EXHIBIT 5.1


                              Consent and Opinion

                                       of

                               Brasher & Company

                               BRASHER & COMPANY
                                Attorneys At Law
                          90 Madison Street, Suite 707
                             Denver, Colorado 80209

   Telephone                                                        Facsimile
(303) 355-3000                                                    303-355-3063



March 20, 1997


Board of Directors
AMERICAN TECHNOLOGY CORPORATION
12725 Stowe Drive
Poway, California  92064

         Re:     Registration Statement on Form S-8
                 1997 Employee Stock Compensation Plan

Gentlemen:

         We have acted as counsel to AMERICAN TECHNOLOGY CORPORATION, a Delaware corporation ("Company"), in connection with the preparation and filing with the U.S. Securities and Exchange Commission ("Commission") under the Securities Act of 1933, as amended ("Act"), of the Company's registration statement on Form S-8 (together with all amendments, supplements and exhibits, the "Registration Statement"). This Registration Statement relates to the registration under the Act of 100,000 shares of the Company's common stock, $.00001 par value ("Shares"), which may be issued pursuant to the Company's 1997 Employee Stock Compensation Plan ("Plan").

         In connection with the opinions herein expressed, we have reviewed the Plan and the Registration Statement and included prospectus, and have examined and relied upon, as to factual matters, originals or certified or photostatic copies of such corporate records, including, without limitation, minutes of the Board of Directors and other instruments, certificates of corporate officers and such other documents as we have deemed necessary or appropriate for the opinions expressed herein. In making such examinations, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies, and the authenticity of originals of such photostatic copies.

         We have examined and relied upon, as to matters of law, such statutes, rules and judicial precedents and such other considerations of law as we, in our judgment, have deemed necessary or appropriate for the purposes of rendering the opinions expressed herein.

         Based upon and in reliance upon the foregoing, and subject to the qualifications and limitations herein set forth, we are of the opinion that, when the Registration Statement shall have become effective pursuant to the rules and regulations of the Commission, and the Shares have been sold and issued as contemplated in the Registration Statement, such Shares will be legally issued, fully paid and nonassessable.

         This opinion is limited to the laws of the United States of America and the laws of the State of Delaware, and we express no opinion with respect to the laws of any other jurisdiction.

                                                               BRASHER & COMPANY
Board of Directors
AMERICAN TECHNOLOGY CORPORATION
March 20, 1997
Page 2 of 2


         We consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to all references made to our firm in the Registration Statement. However, in rendering this opinion, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission under the Act.

         This opinion is being delivered and is intended for use solely in regard to the transactions contemplated by the Registration Statement and may not be used, circulated, quoted in whole or in part or otherwise referred to for any purpose without our prior written consent and may not be relied upon by any person or entity other than the Company, its successors and assigns. This opinion is based upon our knowledge of law and facts as of its date. We assume no duty to communicate to you with respect to any matter which comes to our attention hereafter.

                                        Very truly yours,

                                        BRASHER & COMPANY


                                        /s/ JOHN D. BRASHER JR.
                                        JOHN D. BRASHER JR.
                                        for the Firm